EXHIBIT 99.1

Integrated Telecom Express’ Chapter 11 Plan of Liquidation to Become Effective

CUPERTINO, Calif., May 2 — Integrated Telecom Express, Inc. (OTC Bulletin Board: ITXIQ—News) today reported that its Plan of Liquidation under Chapter 11 of the Bankruptcy Code, as amended, will become effective at the close of business on May 2, 2003.

In connection with the effectiveness of its Plan of Liquidation, the company will close its stock transfer books and discontinue the recording of common stock transfers at the close of business on May 2, 2003. The company will request that quotation of its common stock on the OTC Bulletin Board be terminated at the close of business on May 2, 2003. The company will also petition the Securities and Exchange Commission for relief from the obligation to file periodic and other reports under the Securities and Exchange Act of 1934.

The company expects that the initial distribution to stockholders, net of any reserves required by the Plan of Liquidation or any order of the Bankruptcy Court, will take place on or about June 1, 2003 or as soon as practicable thereafter.

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties that may cause actual results to differ. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements regarding the liquidation of the company and the amount of liquidation proceeds that may be available for distribution, in accordance with the bankruptcy process or otherwise. Furthermore, bankruptcy proceedings may involve litigations, and the results of litigations are inherently unpredictable and may affect the amount and timing of distributions to be made to stockholders. The company also refers readers to the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission. The company does not undertake any obligations to publicly update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

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